UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

January 20, 2011 (January 13, 2011)

GRAHAM PACKAGING HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	333-53603-03	23-2553000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e– 4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On January 13, 2011, Graham Alternative Investment Partners I, LP (“GAIP”), Graham Capital Company (“GCC”) and GPC Investments, LLC (“GPC” and, together with GAIP and GCC, the “Graham Family Partners”) exercised their right under the Exchange Agreement, dated February 10, 2010, by and among Graham Packaging Company Inc. (the “Company”), Graham Packaging Holdings Company (“Holdings”) and the Graham Family Partners, to exchange on a one-for-one basis, Holdings’ limited partnership units for shares of the Company’s common stock, par value $0.01 per share. On January 13, 2011, GAIP, GCC and GPC exchanged 1,500,000, 240,000 and 26,681 Holdings’ limited partnership units, respectively, for the same number of shares of the Company’s common stock. Holdings issued an aggregate of 1,766,681 limited partnership units to the Company in consideration for the corresponding number of limited partnership units surrendered and extinguished as a result of such exchanges. No underwriters were involved in the foregoing transactions. The transactions were exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GRAHAM PACKAGING HOLDINGS COMPANY

Date: January 20, 2011	By:	/s/ David W. Bullock
	Name:	David W. Bullock
	Title:	Chief Financial Officer